English Translation
Exhibit 10.8
Equity Pledge Agreement
THIS EQUITY PLEDGE AGREEMENT (“this Agreement”) is made and entered into by the parties below in Hangzhou, the People’s Republic of China (“PRC”) on February 1, 2010:
Party A: Hangzhou Dianneng Technologies Co., Ltd. (hereinafter referred to as the “Pledgee”)
Address: Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road,
                  Xihu District, Hangzhou
Party B:
(1) Song Tao, ID card number:
(2) Yang Tao, ID card number:
     (collectively referred to as the “Pledgor”)
Party C: Hangzhou Fanyi Technologies Co., Ltd.
Address: Room 623, West Area, Building A, Zhejiang University Science Park, No.525
                  Xixi Road, Xihu District, Hangzhou
In this Agreement, the Pledgee, the Pledgor and Party C are hereinafter individually referred to as a “Party” and collectively as the “Parties”.
WHEREAS:
1.	The Pledgor has PRC citizenship and holds the 100% equity of Party C. Party C is a limited liability company registered in Hangzhou, PRC. Party C hereby acknowledges the rights and obligations of the Pledgor and the Pledgee under this Agreement and will provide necessary assistance for the registration of the Right of Pledge;

2.	The Pledgee is a wholly foreign-owned enterprise registered in PRC. The Pledgee and Party C entered into one Exclusive Business Cooperation Agreement;

3.	In order to ensure that Party C performs the Exclusive Business Cooperation Agreement and pays the consulting and service fees and other expenses due to the Pledgee pursuant to the provisions thereunder, the Pledgor pledges all its equity held in Party C to the Pledgee for Party C’s payment obligations under the Business Cooperation Agreement. For this purpose, both parties entered into an Equity Pledge Agreement on December 24, 2009;

4.	On February 1, 2010, the Pledgor’s capital contribution to Party C increases from former RMB 1 million to RMB 10 million.
Now, therefore, the Parties restate the Equity Pledge Agreement dated December 24, 2009 to guarantee the performance by the Pledgor of its obligations under the Exclusive Business Cooperation Agreement.
1.	Definitions

Unless otherwise provided herein, the following terms shall have the following meanings:
1.1	Right of Pledge: refers to the security interest granted by the Pledgor to the Pledgee pursuant to Article 2, i.e. the Pledgee’s right to be compensated in priority with the proceeds from the conversion, auction or sale of the equity pledged by the Pledgor to the Pledgee.

1.2	Equity: refers to all the equity interests lawfully held by the Pledgor in Party C both now and in future.

1.3	Term of Pledge: refers to the term as set forth in Article 3 hereunder.

1.4	Business Cooperation Agreement: refers to the Exclusive Business Cooperation Agreement dated December 24, 2009 between Party C and the Pledgee.

1.5	Event of Default: refers to any circumstance as set forth in Article 7.

1.6	Notice of Default: refers to a notice alleging an Event of Default given by the Pledgee pursuant to this Agreement.
2.	Right of Pledge

As a guaranty for the timely and full payment by Party C of any or all sums payable to the Pledgee under the Business Cooperation Agreement, including, but not limited to, the consulting and service fees under Business Cooperation Agreement (whether these fees and expenses are due and payable due to expiry date, premature collection or otherwise), the Pledgor hereby pledges to the Pledgee all the equity interests that are now held or will be held by it in Party C.
3.	Term of Pledge

3.1	The Right of Pledge shall become effective as of the date when the pledge of equity hereunder is registered with the relevant industrial and commercial administration authority and remain valid until all the sums payable by Party C to the Pledgee under the Business Cooperation Agreement are paid up. The Pledgor and Party C shall (1) within 3 working days after the execution of this Agreement, register the Right of Pledge hereunder on the roster of Party C’s shareholders; and (2) within 30 days after the execution of this Agreement, apply to the relevant industrial and commercial administration authority for registration of the Right of Pledge hereunder. The Parties acknowledge that in order to handle the industrial and commercial registration procedures of pledge of equity, the Parties and Party C’s other shareholders shall deliver to the industrial and commercial administration authority this Agreement or one equity pledge agreement signed in the form required by the local industrial and commercial administration authority in the place where Party C is located and truly reflecting the information on the Right of Pledge hereunder (hereinafter referred to as the “Industrial and Commercial Registration Pledge Agreement”). In case of anything not covered in the Industrial and Commercial Registration Pledge Agreement, the provisions of this Agreement shall control. The Pledgor and Party C shall submit all such documents and handle all such procedures as are necessary in accordance with the PRC laws and regulations and the requirements of the relevant industrial and commercial administration authority, and guarantee that the Right of Pledge is registered as early as possible after submission of the application.

3.2	Within the term of pledge, if Party C fails to pay the consulting and service fees and other expenses under the Business Cooperation Agreement, the Pledgee is entitled (but not obliged to) dispose of the Right of Pledge pursuant to the provisions of this Agreement.
4.	Custody of Vouchers of Right of Pledge
4.1	Within the term of pledge as set forth above, the Pledgor shall put under the custody of the Pledgee the contribution certificate representing its equity in Party C and roster of shareholders indicating the Right of Pledge. The Pledgor shall, within one week after the signing of this Agreement, deliver the above contribution certificate and roster of shareholders to the Pledgee. The Pledgee will take care of all these documents throughout the term of pledge as specified herein.

4.2	Within the term of pledge, the Pledgee is entitled to the dividends derived from the Equity.
5.	Representations and Warranties by the Pledgor
5.1	The Pledgor is the sole legal owner of the equity.

5.2	The Pledgee is entitled to dispose of and transfer the Equity in the manner as specified herein.

5.3	Other than the Right of Pledge, the Pledgor has not created any other right of pledge or other security interest on the Equity.
6.	Covenants and Acknowledgements by the Pledgor
6.1	During the term of this Agreement, the Pledgor covenants to the Pledgee that it will:
6.1.1	Without the Pledgee’s prior written consent, not assign the Equity, or create or permit to be created any security or other encumbrance on the Equity, other than performing the Exclusive Purchase Option Agreement signed by the Pledgor, the Pledgee and Party C on the execution date of this Agreement;

6.1.2	Comply with and observe all the laws and regulations governing the pledge of rights, present to the Pledgee any notice, order or suggestion concerning the Right of Pledge issued or made by any competent authority within five (5) days upon receipt thereof, observe any such notice, order or suggestion, or put forth an objection to or a statement on the foregoing at the reasonable request of the Pledgee or with the consent of the Pledgee;

6.1.3	Timely notify the Pledgee of any event or any received notice which may affect the Pledgor’s right over the Equity or any part thereof, or change any warranty or obligation of the Pledgor hereunder or affect the performance by the Pledgor of its obligations hereundert.
6.2	The Pledgor agrees that the rights of the Pledgee in respect of the Right of Pledge hereunder will not be interrupted or hindered by the Pledgor or any of its successors or entrusted persons or any other person through legal proceedings.

6.3	The Pledgor warrants to the Pledgee that in order to protect or improve the guaranty hereunder for the payment of the consulting and service fees and other expenses under the Business Cooperation Agreement, the Pledgor will execute in good faith, and cause other interested persons relating to the Right of Pledge to execute, all the right certificates and contracts as required by the Pledgee and/or do, and cause other interested persons to do, the acts as required by the Pledgee, provide convenience for the exercise of the rights and authority granted to the Pledgee under this Agreement, sign all the documents relating to equity ownership with the Pledgee or its designee (natural person/legal person) and within a reasonable period, provide to the Pledgee all the notices, orders and decisions about the Right of Pledge as it may deem necessary.

6.4	The Pledgor warrants to the Pledgee that it will comply with and observe all the warranties, covenants, agreements, representations and conditions hereunder. Where the Pledgor does not perform, in whole or in part, its warranties, covenants, agreements, representations and conditions, the Pledgor shall be held liable for all the losses thus incurred by the Pledgee.
7.	Events of Default
7.1	The following events shall be regarded as the events of default:
7.1.1	Party C fails to perform any obligation under the Business Cooperation Agreement on time and in whole, including, without limitation, Party C’s failure to pay the consulting and service fees and other expenses payable under the Business Cooperation Agreement on time and in full or to perform any other obligation thereunder;

7.1.2	The Pledgor or Party C materially breaches any provision of this Agreement;

7.1.3	Except as provided in Article 6.1.1 of this Agreement, the Pledgor gives up the pledged equity or assigns or attempts to assign the pledged equity without the Pledgee’s written consent; and

7.1.4	Party C’s successor or custodian is only able to perform part of, or refuses to perform, the payment obligation under the Business Cooperation Agreement.
7.2	If the Pledgor knows or finds that any event as stated in Article 7.1 or any event possibly resulting in any of the above events has occurred, the Pledgor shall promptly notify the Pledgee in writing.

7.3	Unless the Pledgor has remedied the events of default as listed in Article 7.1 to the Pledgee’s satisfaction within twenty (20) days of receiving from the Pledgee requesting such events of default to be remedied, the Pledgee may, at any time thereafter, give a written notice of default to the Pledgor to exercise the right to dispose of the Equity pursuant to the provisions of Article 8.
8.	Exercise of Right of Pledge
8.1	After the consulting and service fees and other expenses under the Business Cooperation Agreement are paid up, without the Pledgee’s written consent, the Pledgor shall not transfer the Right of Pledge and the Equity held by it in Party C.

8.2	The Pledgee may give a written Notice of Default to the Pledgor when it exercises the Right of Pledge.

8.3	Subject to the provisions of Article 7.3, the Pledgee may exercise the right to dispose of the Right of Pledge at any time after it gives a Notice of Default as set forth in Article 7.2. When the Pledgee decides to exercise the right to dispose of the Right of Pledge, the Pledgor will cease to have any right and interest relating to the Equity.

8.4	In the event of a default by the Pledgor, the Pledgee is entitled to dispose of the pledged equity in accordance with the legal procedures stipulated by relevant PRC laws. To the extent permitted by PRC laws, the Pledgee is not required to pay to the Pledgor the proceeds from such disposal. The Pledgor hereby waives any right it may have to claim the proceeds from disposal of any pledged equity by the Pledgee. Likewise, the Pledgor will not bear any liability for the deficit following the disposal of the pledged equity by the Pledgee.

8.5	When the Pledgee disposes of the Right of Pledge in accordance with this Agreement, the Pledgor and Party C shall provide necessary assistance so that the Pledgee realizes the Right of Pledge.
9.	Assignment
9.1	The Pledgor shall not grant or assign any of its rights and obligations hereunder except with the prior consent of the Pledgee.

9.2	This Agreement shall bind upon the Pledgor and its successor and permitted assign and inure to the benefits of the Pledgee and its successor and assign.

9.3	At any time, the Pledgee may assign all or any of its rights and obligations under the Business Cooperation Agreement to its designee (natural person/legal person). In this case, the assignee shall have the same rights and obligations as those of the Pledgee under this Agreement as if the assignee is a party to this Agreement. When the Pledgee assigns its rights and obligations under the Business Cooperation Agreement, at the Pledgee’s request, the Pledgor shall execute the relevant agreement and/or document in respect of such assignment.

9.4	After the Pledgee’s change resulting from the said assignment, at the Pledgee’s request, the Pledgor shall execute a new pledge agreement with the same contents as those of this Agreement with the new pledgee and handle the registration at the relevant industrial and commercial administration authority.

9.5	The Pledgor shall fully comply with the provisions of this Agreement and other relevant agreements individually or jointly executed among the Parties (including the Exclusive Purchase Option Agreement and power of attorney for the Pledgee), perform the obligations hereunder and thereunder and not do or omit to be done any act that affects the validity and enforceability hereof and thereof. The Pledgor shall not exercise any retained right over the pledged equity except with the Pledgee’s written instructions.
10.	Termination

After the consulting and service fees and other expenses under the Business Cooperation Agreement are paid up and Party C has fully performed all the obligations thereunder, this Agreement is terminated. The Pledgee shall cancel or rescind this Agreement as soon as reasonably practicable.

11.	Handling Charges and other Expenses

Any and all expenses and actual costs incurred in connection with this Agreement, including, but not limited to, lawyer’s expenses, costs of production, stamp tax and all other taxes and charges, shall be borne by Party C.

12.	Confidentiality

The Parties agree and acknowledge that any and all oral or written information exchanged among them in respect of this Agreement, the contents of this Agreement and the preparation or performance of this Agreement is deemed confidential information. Each Party shall keep confidential all such confidential information and not disclose any confidential information to any third party without the prior written consent of the other Party, but the above confidentiality obligation shall not apply to the information which: (a) is or becomes or will be or become publicly available (through no fault of the receiving party); (b) is disclosed under requirement of applicable laws or regulations or stock trading rules or an order of any government authority or court; or (c) is disclosed by any Party to its shareholders, investors or legal or financial consultants in respect of the transactions contemplated by this Agreement, who shall agree to be bound by the confidentiality obligation similar to that as stated herein. Any breach of the above confidentiality obligation by any of the personnel of any Party or of the institutions engaged by such Party shall be deemed as a breach hereof by such Party, and such Party shall bear the defaulting liability hereunder. The provisions of this Article shall survive the termination of this Agreement for whatever reason.

13.	Applicable Law and Dispute Resolution
13.1	The formation, validity, interpretation, performance, amendment and termination of this Agreement and resolution of disputes arising in connection with this Agreement shall be governed by the PRC laws.

13.2	Any dispute arising in connection with the interpretation and performance of this Agreement shall first be resolved by the Parties by amicable consultation. If the Parties have failed to resolve their dispute within 30 days after a Party notifies the other Party in writing of its intention to resolve such dispute by consultation, any Party may refer their dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration proceedings shall be Beijing and the language to be used in the arbitration proceedings shall be Chinese. The arbitral award shall be final and binding upon the Parties.

13.3	When any dispute arises in connection with the interpretation and performance of this Agreement or any dispute is under arbitration, the Parties shall continue to exercise their other rights hereunder and perform their other obligations hereunder except for the matters in that dispute.
14.	Notices
14.1	All notices or other communications required to be made or sent under or pursuant to this Agreement shall be delivered to the addressee at its address below by hand delivery, registered mail (postage prepaid), commercial courier service or fax. Each notice shall also be served by email. the notices shall be deemed duly served:

14.2	If delivered by hand delivery, courier service or registered mail (postage prepaid), on the date of the giving or rejection at the receiving address.

14.3	If sent by fax, on the date of successful transmission (evidenced by the automatically generated transmission confirmation).

14.4	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Hangzhou Dianneng Technologies Co., Ltd.

Address: Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road, Xihu District, Hangzhou

Attention.: Song Tao

Tel.: 0571-87750978

Fax: 0571-87758616

Party B:

Song Tao

Address: No.398 Wensan Road, Xihu District, Hangzhou

Tel.: 0571-28029618

Fax: 0571-28029616

Yang Tao

Address: 7#, Beipingfang, Building 28, No.55 Ande Road, Dongcheng District, Beijing

Tel.: 010-84475668

Fax: 010-84475669

Party C: Hangzhou Fanyi Technologies Co., Ltd.

Address: Room 623, West Area, Building A, Zhejiang University Science Park, No.525 Xixi Road, Xihu District, Hangzhou

Attention.: Song Tao

Tel.: 0571-87750978

Fax: 0571-87758616

14.5	Any Party may at any time give a notice to the other Parties according to the provisions of this Article to modify its address receiving notices.
15.	Severability

If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect under any applicable laws or regulations, the validity, legality and enforceability of the remaining provisions contained herein shall not in any respect be affected or impaired thereby. The Parties shall in such an instance negotiate in good faith and try to replace the invalid, illegal or unenforceable provision(s) with valid provision(s), the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision(s), to the maximum extent permitted by law.

16.	Annexes

The annexes hereto are made an integral part of this Agreement.

17.	Effectiveness

17.1	Any amendment, supplement or modification to this Agreement shall be made in writing and become effective after it is signed or sealed by the Parties and government registration is handled according to regulations (if necessary).

17.2	This Agreement is written in Chinese and executed in four copies, with one copy retained by each of the Pledgee, the Pledgor and Party C. All the copies shall have the same effect.
(Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.
Party A: Hangzhou Dianneng Technologies Co., Ltd. (company seal)

By:	/s/ Song Tao

Name: Song Tao
Title: Legal representative

Party B:

Song Tao	/s/ Song Tao

Yang Tao	/s/ Yang Tao

Party C: Hangzhou Fanyi Technologies Co., Ltd. (company seal)

By:	/s/ Ou Li

Name: Ou Li
Title: Legal Representative

Annexes:
1.	Roster of Shareholders of Hangzhou Fanyi Technologies Co., Ltd.

2.	Contribution Certificates of Hangzhou Fanyi Technologies Co., Ltd.

3.	Exclusive Business Cooperation Agreement